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                                                                  EXHIBIT 10(nn)

                                 PROMISSORY NOTE

U.S.$10,000,000.00                                      New York, New York

                                                                  APRIL 15, 2002
                                                                      [Date]

     FOR VALUE RECEIVED, QUAKER CHEMICAL CORPORATION (the "Borrower"), a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, hereby promises to pay to the order of ABN AMRO BANK N.V. (the "Bank"), at its office located at 55 East 52nd Street, New York, New York 10055 for the account of the Bank's New York Branch (or at such other place of payment and for such other account as shall be designated by the holder hereof to the Borrower), when due the principal sum of:

                               TEN MILLION DOLLARS

($10,000,000.00), or if less, the unpaid principal amount of all loans (the "Loans") made hereunder by the Bank to the Borrower or at its request, in lawful money of The United States of America. Each Loan shall be payable on a specified maturity date (a "Time Loan") or on demand (a "Demand Loan"), as agreed to by the Bank and the Borrower at the time the Loan is made. In no event, however, shall any Time Loan have a maturity of greater than six months.

     The Borrower hereby further promises to pay to the order of the Bank, at the place of payment, interest on the unpaid principal amount of all Loans evidenced hereby from the date thereof until the maturity thereof (whether by acceleration or otherwise), at such rates of interest as shall be agreed upon from time to time between the Borrower and the Bank at the time each Loan is made (or prior thereto), such interest to be payable at maturity (whether by acceleration or otherwise), at such regular monthly, quarterly or semi-annual intervals prior to maturity as shall be specified by the Bank, and on the date of any payment hereon on the amount paid. All interest payable hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

     The rate of interest agreed to with respect to any Loan shall be a fixed rate (expressed as a percentage per annum) or a specified margin (expressed as a percentage per annum) in excess of an agreed upon index, which shall be one of the following: (i) the Bank's "Prime Rate", (ii) the Bank's "Cost of Funds", or
(iii) "LIBOR". A Demand Loan may only bear interest based on the Prime Rate. "Prime Rate" shall mean the rate of interest equal to the higher (redetermined daily) of (i) the per annum rate of interest announced by the Bank from time to time at its principal office in New York City as its prime rate for U.S. dollar loans (with any change in such Prime Rate to become effective as and when such prime rate change shall become effective) or (ii) the Federal Funds Rate, plus one half of one per cent (0.50 %) per annum. "Federal Funds Rate" shall mean the average daily Federal Funds Rate as published by the Federal Reserve Bank of New York in Publication H.15 (or any successor thereto), or, if no such rate is published, the per annum rate of interest at which overnight federal funds are from time to time offered to the Bank by any bank in the interbank market in an amount equal to the principal amount of the respective Loan, as determined in good faith by the Bank. "Cost of Funds" shall mean the rate, as determined by the Bank as of the date on which the respective Loan is made (which determination shall be conclusive and binding on the Borrower, absent manifest error) at which

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funds of a comparable term and amount generally are available to the Bank.
"LIBOR" shall mean the per annum rate of interest at which U.S. dollar deposits of an amount comparable to the amount of the respective Loan and for a period equal to the relevant Interest Period (as hereinafter defined) are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1%) in the London interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, such rate to remain in effect for the entire Interest Period. "Interest Period" shall mean
(i) with regard to Time Loans bearing interest based on LIBOR, successive one-month, three-month or six-month periods (as selected from time to time by the Borrower not less than two Business Days prior to the commencement of the respective Interest Period); and (ii) with regard to Time Loans bearing interest based on the Bank's Cost of Funds, successive periods of six months or less (but not less than one Business Day) (as selected from time to time by the Borrower not later than 3:00 p.m. on the first Business Day of the respective Interest Period); provided, however, that: (x) each such period occurring after the initial such period shall commence on the day on which the next preceding period expires; (y) the final Interest Period shall be such that its expiration occurs on the maturity date of the Loan; and (z) if for any reason the Borrower shall fail to timely select a period, then it shall be deemed to have selected a one-month period or such shorter period as provided in clause (y). "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City or Philadelphia, Pennsylvania (or, in the case of a Loan bearing interest based on LIBOR, London, England) are required or permitted by law to close.

     The Borrower hereby further promises to pay to the order of the Bank, on demand, at the place of payment, interest on the unpaid principal amount of all Loans evidenced hereby after the maturity thereof (whether by acceleration or otherwise), at a rate per annum equal to two and fifty five one hundredths percent (2.55%) per annum in excess of the Bank's Cost of Funds for successive one day Interest Periods.

     The Bank shall record on its books or records or on the schedule to this Promissory Note which is a part hereof, the principal amount and date of each Loan made hereunder, the interest rate applicable thereto, the maturity date thereof and all payments of principal made thereon; provided, however, that prior to a transfer of this Note, if any, all such information shall be recorded on the schedule attached to this Promissory Note. The record thereof, whether shown on such books or records or on the schedule to this Promissory Note, shall be conclusive and binding upon the Borrower, absent manifest error; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder, together with all accrued interest thereon and all other amounts payable hereunder. Without limiting the foregoing, the Borrower acknowledges that interest rates and maturity dates are ordinarily negotiated between the Borrower and the Bank by telephone and the Borrower agrees that in the event of any dispute as to any applicable interest rate and/or maturity date, the determination of the Bank and its respective entry on the schedule hereinafter referred to shall, absent manifest error, be conclusive and binding upon the Borrower.

     All payments due hereunder shall be made by the Borrower to the holder hereof no later than 3 p.m. local time at the place of payment, in lawful money of the United States of America and in funds immediately available and freely transferable at the place of payment, free and clear of, and without deduction for, any present or future taxes, levies, offsets, counterclaims or deductions of any nature whatsoever ("Deductions"). Payments received after such local time shall be deemed received by the holder hereof on the next succeeding Business Day at such place of payment. In the event that the Borrower is compelled for any reason to make any Deductions, it shall pay to the holder hereof such amounts (after giving effect to all Deductions on all additional payments to be made hereunder) as will result in the receipt by the holder hereof of the amount such holder would have received had no such Deductions been required to be made. If any payment shall fall due hereunder or on any Loan evidenced hereby on a day that is not a

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Business Day for the holder hereof at the place of payment, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.

     The Time Loans evidenced by this Promissory Note, other than Time Loans bearing interest based on the Bank's Prime Rate, may not be prepaid in whole or in part without the prior written consent of the holder hereof.

     In the event that if an Event of Default (as defined in the Credit Agreement dated as of April 12, 2002 between the Borrower and the Bank as in effect from time to time or, if such Credit Agreement is no longer in effect, than as in effect most recently) shall have occurred and be continuing; or if the Borrower shall be in default in the payment when and as due of any amounts due hereunder; or if the Borrower shall fail to comply in all material respects with the terms of any Financial Covenant or any other covenant or other provision contained in any agreement entered into with the Bank and such failure to comply continues uncured for a period of 30 days after notice of such noncompliance from the Bank; then the holder may, by notice to the Borrower, declare all amounts which otherwise would not be payable on demand or until a future date to be forthwith due and payable and thereupon this Promissory Note and all such amounts shall be and become immediately due and payable all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower; provided, however, that upon any federal bankruptcy proceedings being commenced by or against the Borrower all amounts due hereunder shall be automatically due and payable all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

The following are the "Financial Covenants" referred to above:

     (a) The Borrower will not at any time allow the ratio of (i) Consolidated Total Indebtedness to (ii) the sum of (A) Consolidated Net Worth plus (B) Consolidated Total Indebtedness to exceed 0.50 to 1.

     (b) The Borrower will not permit the aggregate amount of all Indebtedness of Subsidiaries (exclusive of Indebtedness owing to the Borrower or to a Wholly-Owned Subsidiary) outstanding at any time to exceed $40,000,000.

     (c) The Borrower will not at any time allow Consolidated Net Worth to be less than the sum of (i) $50,000,000, plus (ii) 33% of Consolidated Net Income (without deduction for losses sustained) accrued from December 31, 1991, to and including the most recent fiscal quarter prior to the date of determination thereof, plus (iii) the net proceeds of any common stock issue or conversion of Convertible Securities occurring after December 31, 2001.

     As used herein,

             "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

             "Consolidated Net Income" shall mean, with respect to any period, the net income of the Borrower and its Subsidiaries for such period after eliminating intercompany items, all as consolidated and determined in accordance with GAAP.

             "Consolidated Net Worth" shall mean, as of any particular time, the amount which would be set forth under the caption "Stockholder's Equity" (or any like

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     caption) on a consolidated balance sheet of the Borrower and its
     Subsidiaries as at the end of such period, less the amount which would be set forth under the caption "Equity Adjustment from Foreign Currency Translation" (or any like caption) on such consolidated balance sheet, all as prepared in accordance with GAAP.

             "Consolidated Total Indebtedness" shall mean, as of any particular time and after eliminating inter-company items, all Indebtedness of the Borrower and its Subsidiaries, all as consolidated and determined in accordance with GAAP.

             "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than common stock), or other securities directly or indirectly convertible into or exchangeable for shares of common stock.

             "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

             "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others guaranteed by such Person and
     (vii) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument.

             "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

             "Subsidiary" shall mean any corporation or other entity of which the Borrower owns, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

             "Wholly Owned Subsidiary" shall mean any Subsidiary in respect of which all shares (other than directors' qualifying shares required by law) of the capital stock of each class, or other such ownership interests, outstanding at the time as of which any determination is being made, are owned, beneficially and of record by the Borrower.

     The Borrower hereby agrees to indemnify the holder hereof against any loss (including any loss on redeployment of funds repaid prior to maturity), cost or expense incurred by such holder in connection with this Promissory Note and any Loans evidenced hereby and the exercise of any and all rights pertaining thereto, including, without limitation, all court costs, reasonable attorney's fees and other costs of collection. No delay on the part of the holder hereof in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created. Demand of payment of this Note shall be sufficiently made upon the Borrower by written, telex, telegraphic or telephonic notice given by or on behalf of the holder to the Borrower at its last known address.

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         This Promissory Note and the Loans evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law or conflicts of laws principles.

                                        QUAKER CHEMICAL CORPORATION

                                        By  /s/ Michael F. Barry
                                           -------------------------------------

                                        Its Vice President and Chief
                                           -------------------------------------
                                                Financial Officer
                                           -------------------------------------

                                        By /s/ D. Jeffry Benoliel
                                          --------------------------------------

                                        Its  Vice President and General Counsel
                                            ------------------------------------

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